
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               361,452
<SECURITIES>                                         1,877,546
<RECEIVABLES>                                        326,136
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     23,964<F1>
<PP&E>                                               1,160,379
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       8,705,986<F2>
<CURRENT-LIABILITIES>                                228,042<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           7,327,113
<TOTAL-LIABILITY-AND-EQUITY>                         8,705,986<F4>
<SALES>                                              0
<TOTAL-REVENUES>                                     271,029<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     71,903<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   100,671
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         (1,679,476)<F7>
<EPS-PRIMARY>                                        (33.25)
<EPS-DILUTED>                                        0

<F1>Included in current assets is $4,900 of tenant security deposits and $19,064 of other current assets.
<F2>Included in total assets is $4,824,018 of Investments in Local Limited
      Partnerships, Mortgage escrow deposits of $13,176, Bond trusts of$70,140, Deferred charges, net of amortization of $49,175.
<F3>Included in current liabilities are Accounts payable and accrued expenses of
      $36,348, Current bonds payable of $117,975, Accrued interest of $68,819 and Security deposits liability of $4,900.
<F4>Included in total liabilities and equity are $58,806 of minority interest in the Local Limited Partnership and Bond payable of $1,092,025.
<F5>Total revenue includes Rental of $162,452, Investment of $100,812 and Other
      of $7,765.
<F6>Included in Other  Expenses is an  adjustment to the provision for valuation of investments in Local Limited Partnerships of $(235,518), General and administrative of $132,131, Rental Operations, exclusive of depreciation of $73,695, Depreciation of $30,546, and Amortization of $71,049.
<F7>Net loss  reflects  equity  in  losses  of  Local  Limited  Partnerships  of
      $1,778,344 and Minority interest in loss of Local Limited Partnership of $413.

